Exhibit 99.1
SUPPLEMENTAL HISTORICAL SEGMENT FINANCIAL INFORMATION

McKesson Corporation (the "Company," "we," or "our") is furnishing to investors supplemental historical financial information by new reportable segment for our quarterly results of fiscal 2025 and first quarter of fiscal 2026 as well as annual results for fiscal 2025 and 2024. We believe the presentation of our historical segment financial information by new reportable segment provides useful supplemental information to investors to better understand the impact of segment changes.

We reassessed our reportable segments following a change in our organizational structure to reflect our continued focus on delivering new and innovative solutions to respond to the evolving needs of the healthcare industry, customers, and patients. In connection with the completion of this change, our operating structure was realigned, and commencing in the second quarter of fiscal 2026, we will report our financial results in four reportable segments on a retrospective basis as follows: North American Pharmaceutical, Oncology & Multispecialty, Prescription Technology Solutions, and Medical-Surgical Solutions. Our operations in Norway will be included in Other on a retrospective basis. The segment changes reflect how our chief operating decision maker allocates resources and assesses performance commencing in the second quarter of fiscal 2026. The segment changes did not impact the previously issued consolidated financial statements nor earnings per common share of McKesson for historical periods.

Exhibit I provides a reconciliation of the Company’s previously reported GAAP segment financial results to Non-GAAP financial results supplemental to our quarterly results of fiscal 2025 and first quarter of fiscal 2026 as well as annual results for fiscal 2025 and 2024.

Exhibit I
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McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP) SUPPLEMENTAL
FOR FISCAL QUARTERS OF 2025 AND FIRST FISCAL QUARTER OF 2026
(unaudited)
(in millions)

	FISCAL 2025												FISCAL 2026
	Quarter Ended June 30, 2024			Quarter Ended September 30, 2024			Quarter Ended December 31, 2024			Quarter Ended March 31, 2025			Quarter Ended June 30, 2025
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)
REVENUES
North American Pharmaceutical	$66,348	$—	$66,348	$80,018	$—	$80,018	$81,198	$—	$81,198	$76,943	$—	$76,943	$82,729	$—	$82,729
Oncology & Multispecialty	8,781	—	8,781	9,157	—	9,157	9,493	—	9,493	9,431	—	9,431	10,658	—	10,658
Prescription Technology Solutions	1,241	—	1,241	1,265	—	1,265	1,371	—	1,371	1,339	—	1,339	1,434	—	1,434
Medical-Surgical Solutions	2,632	—	2,632	2,946	—	2,946	2,949	—	2,949	2,853	—	2,853	2,701	—	2,701
Other	281	—	281	265	—	265	283	—	283	257	—	257	305	—	305
Revenues	$79,283	$—	$79,283	$93,651	$—	$93,651	$95,294	$—	$95,294	$90,823	$—	$90,823	$97,827	$—	$97,827

OPERATING PROFIT
North American Pharmaceutical	$702	$(18)	$684	$347	$407	$754	$744	$78	$822	$1,152	$(267)	$885	$594	$155	$749
Oncology & Multispecialty	148	71	219	200	32	232	202	31	233	217	35	252	212	75	287
Prescription Technology Solutions	203	20	223	205	13	218	219	16	235	248	37	285	253	16	269
Medical-Surgical Solutions	192	8	200	91	152	243	269	25	294	227	58	285	221	23	244
Other	17	(3)	14	13	1	14	14	(3)	11	10	(1)	9	13	—	13
Subtotal	1,262	78	1,340	856	605	1,461	1,448	147	1,595	1,854	(138)	1,716	1,293	269	1,562
Corporate expenses, net	(103)	68	(35)	(244)	74	(170)	(155)	23	(132)	(294)	137	(157)	(193)	55	(138)
Income before interest expense and income taxes	$1,159	$146	$1,305	$612	$679	$1,291	$1,293	$170	$1,463	$1,560	$(1)	$1,559	$1,100	$324	$1,424

OPERATING PROFIT AS A % OF REVENUES
North American Pharmaceutical	1.06%		1.03%	0.43%		0.94%	0.92%		1.01%	1.50%		1.15%	0.72%		0.91%
Oncology & Multispecialty	1.69		2.49	2.18		2.53	2.13		2.45	2.30		2.67	1.99		2.69
Prescription Technology Solutions	16.36		17.97	16.21		17.23	15.97		17.14	18.52		21.28	17.64		18.76
Medical-Surgical Solutions	7.29		7.60	3.09		8.25	9.12		9.97	7.96		9.99	8.18		9.03
Other	6.05		4.98	4.91		5.28	4.95		3.89	3.89		3.50	4.26		4.26

Exhibit I
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McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP) SUPPLEMENTAL
FOR FISCAL 2025 and 2024
(unaudited)
(in millions)

	Year Ended March 31, 2025			Year Ended March 31, 2024
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)
REVENUES
North American Pharmaceutical	$304,507	$—	$304,507	$261,368	$—	$261,368
Oncology & Multispecialty	36,862	—	36,862	30,490	—	30,490
Prescription Technology Solutions	5,216	—	5,216	4,769	—	4,769
Medical-Surgical Solutions	11,380	—	11,380	11,309	—	11,309
Other	1,086	—	1,086	1,015	—	1,015
Revenues	$359,051	$—	$359,051	$308,951	$—	$308,951

OPERATING PROFIT
North American Pharmaceutical	$2,945	$200	$3,145	$2,338	$503	$2,841
Oncology & Multispecialty	767	169	936	707	101	808
Prescription Technology Solutions	875	86	961	835	2	837
Medical-Surgical Solutions	779	243	1,022	955	63	1,018
Other	54	(6)	48	57	(12)	45
Subtotal	5,420	692	6,112	4,892	657	5,549
Corporate expenses, net	(796)	302	(494)	(851)	203	(648)
Income before interest expense and income taxes	$4,624	$994	$5,618	$4,041	$860	$4,901

OPERATING PROFIT AS A % OF REVENUES
North American Pharmaceutical	0.97%		1.03%	0.89%		1.09%
Oncology & Multispecialty	2.08		2.54	2.32		2.65
Prescription Technology Solutions	16.78		18.42	17.51		17.55
Medical-Surgical Solutions	6.85		8.98	8.44		9.00
Other	4.97		4.42	5.62		4.43

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP financial measures in this exhibit to Form 8-K.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP financial measures as defined above:

Amortization of acquisition-related intangibles - Amortization charges for intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, net interest expense impact of hedging foreign currency-denominated notes, bridge loan fees, and gains or losses on business combinations and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash charges or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust legal settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted, as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The Company believes the presentation of Non-GAAP financial measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP financial measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, Non-GAAP financial measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. Nonetheless, Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.